As filed with the Securities and Exchange Commission on November 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________

SelectQuote, Inc.
(Exact Name of Registrant as Specified in its Charter)
_______________________________________

Delaware	94-3339273
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(913) 599-9225
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________________________________________________________________________

SelectQuote, Inc. 2020 Omnibus Incentive Plan
(Full Titles of Plans)
_______________________________________

Timothy Danker
Chief Executive Officer
SelectQuote, Inc.
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(913) 599-9225
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 (the “Registration Statement”) registers an additional 5,184,502 shares of common stock, par value $0.01 per share, of SelectQuote, Inc. (“SelectQuote”) to be issued pursuant to SelectQuote’s 2020 Omnibus Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by SelectQuote with the Securities and Exchange Commission (the “Commission”) on February 14, 2023 (File No. 333-269776), September 13, 2023 (File No. 333-274492) and October 28, 2024 (File No. 333-282860), respectively (the “Previous Forms S-8”), including periodic and other reports that SelectQuote filed after the filing of the Previous Forms S-8 to maintain current information about SelectQuote, are incorporated herein by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows SelectQuote to “incorporate by reference” in this Registration Statement the information in the documents that it files with the Commission, which means that SelectQuote can disclose important information to you by referring you to those documents. The information incorporated by reference in this Registration Statement is considered to be a part of this Registration Statement, and information in documents that SelectQuote files later with the Commission will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this Registration Statement. SelectQuote incorporates by reference in this Registration Statement the documents listed below and any future filings that it may make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except that SelectQuote is not incorporating by reference any information that is deemed to have been furnished and not filed in accordance with the Commission’s rules.

•SelectQuote’s Annual Report on Form 10-K for the year ended June 30, 2025; and

•SelectQuote’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and Current Reports on Form 8-K filed July 2, 2025 and July 29, 2025; and

•The description of SelectQuote’s common stock, par value $0.01 per share, contained in SelectQuote’s Registration Statement on Form S-1, filed February 21, 2020, including any amendment or report filed or to be filed for the purpose of updating such description.

SelectQuote will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

SelectQuote, Inc.
Attention: Investor Relations
6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(913) 599-9225

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1
Sixth Amended and Restated Certificate of Incorporation of SelectQuote, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed on February 21, 2020)

3.2	Amended and Restated Bylaws of SelectQuote, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on February 21, 2020)

4.1	SelectQuote, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 to SelectQuote, Inc.’s Registration Statement on Form S-1 (File No. 333-236555) filed on March 5, 2020)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in its opinion filed as Exhibit 5.1 hereto)*

24.1	Power of Attorney (included on the signature page to this Registration Statement)*

107	Filing Fee Table*
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on November 7, 2025.

SELECTQUOTE, INC.

By:	/s/ Timothy Danker
Name:	Timothy Danker
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of SelectQuote, Inc. hereby severally constitutes and appoints Timothy Danker and Ryan M. Clement, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Timothy Danker	Chief Executive Officer (Principal Executive Officer)	November 7, 2025
Timothy Danker

By:	/s/ Ryan M. Clement	Chief Financial Officer (Principal Financial Officer)	November 7, 2025
Ryan M. Clement

By:	/s/ Stephanie Fisher	Chief Accounting Officer (Principal Accounting Officer)	November 7, 2025
Stephanie Fisher

By:	/s/ Donald L. Hawks III	Chairman of the Board of Directors	November 7, 2025
Donald L. Hawks III

By:	/s/ Earl H. Devanny III	Director	November 7, 2025
Earl H. Devanny III

By:	/s/ Denise L. Devine	Director	November 7, 2025
Denise L. Devine

By:	/s/ Kavita K. Patel	Director	November 7, 2025
Kavita K. Patel

By:	/s/ Srdjan Vukovic	Director	November 7, 2025
Srdjan Vukovic

By:	/s/ Raymond F. Weldon	Director	November 7, 2025
Raymond F. Weldon

By:	/s/ Christopher Wolfe	Director	November 7, 2025
Christopher Wolfe